Exhibit 10.2

Execution Version

CORPORATE SIMPLIFICATION AGREEMENT
THIS CORPORATE SIMPLIFICATION AGREEMENT (this “Agreement”), is entered into as of April 28, 2026, by and among OppFi Inc., a Delaware corporation (the “Corporation”), Opportunity Financial, LLC, a Delaware limited liability company (“OpCo”), OppFi Management Holdings, LLC, a Delaware limited liability company (“Management Holdings”), Todd Schwartz, in his capacity as the TRA Party Representative (as defined in the TRA ((as defined below)) (the “TRA Party Representative”), the Exchanging Parties (as defined below), and OppFi Shares, LLC, a Delaware limited liability company (“OFS”). The Corporation, OpCo, Management Holdings, the TRA Party Representative, the Exchanging Parties, and OFS are collectively referred to herein as the “Parties” and each as a “Party” and the time this Agreement is fully executed is referred to herein as the “Execution Time.”
RECITALS
WHEREAS, the Corporation, OpCo and members of OpCo (as named therein) are party to that certain Third Amended and Restated Limited Liability Company Agreement of OpCo, dated as of July 20, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “OpCo LLC Agreement”);
WHEREAS, Management Holdings, OpCo and the members named therein are party to that certain Amended and Restated Limited Liability Company Agreement of Management Holdings, dated as of July 20, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Management Holdings LLC Agreement”);
WHEREAS, the Corporation is the managing member of each of OpCo and Management Holdings;
WHEREAS, as of the Execution Time, (i) the Corporation is the owner of 26,739,319 Class A Common Units of OpCo (“OpCo Units”), or approximately 31.3% of outstanding OpCo Units, and the remaining 68.7% of outstanding OpCo Units (the “Retained OpCo Units”) are beneficially owned by the other members of OpCo (the “OpCo Members”) and (ii) OFS holds a controlling voting interest in the Corporation through its ownership of all issued and outstanding shares of Class V common stock, par value $0.0001 per share, of the Corporation (“Class V Voting Stock”), in an amount equal to the number of Retained OpCo Units (the “Owned Class V Shares”);
WHEREAS, each Retained OpCo Unit held by the OpCo Members may be exchanged, subject to certain conditions, for either one share of Class A common stock, par value $0.0001, of the Corporation (the “Class A Common Stock”), or, at the election of the Corporation, the cash equivalent of the market value of one share of Class A Common Stock, in each case pursuant to the terms and conditions of the OpCo LLC Agreement (the “Exchange Rights”);
WHEREAS, TGS Capital Group, LP (f/k/a Todd Schwartz Capital Group LP), DAV 513 Revocable Trust, LTHS Capital Group LP, LTHS Revocable Trust, Ramble MCS Capital Group LP (f/k/a MCS 2017 Trust FBO Tracy Ward), TGS MCS Capital Group LP (f/k/a MCS 2017

Trust FBO Todd Schwartz) and Ramble Capital Group, LP (f/k/a Ward Capital Group) (collectively, the “Exchanging Parties” and each an “Exchanging Party”) desire to exercise their Exchange Rights and to exchange their Retained OpCo Units for shares of Class A Common Stock effective as of immediately following the Execution Time (the “Exchange Time” and such exchanges, collectively, the “Exchanges”), in the amounts set forth on Schedule 1 hereto, pursuant to those certain Exchange Notices attached hereto as Exhibits B-1, B-2, B-3, B-4, B-5, B-6 and B-7 (each, an “Exchange Notice” and collectively, the “Exchange Notices”).
WHEREAS, substantially concurrently with the execution of this Agreement, each of the Corporation, OpCo, OFS, Management Holdings and Oak Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of the Corporation (“Merger Sub”), will enter into an Agreement and Plan of Merger, in substantially the form attached hereto as Exhibit A (the “Merger Agreement”) pursuant to which, promptly following (and in any event on the same day as) the Exchange Time, Merger Sub shall merge with and into OpCo, with OpCo surviving (the “Merger” and the effective time of the Merger, the “Merger Effective Time”) and (i) each Retained OpCo Unit held by any OpCo Member as of immediately prior to the Merger Effective Time will be canceled and converted automatically into the right to receive one validly issued, fully paid and non-assessable share of Class A Common Stock and (ii) each outstanding OpCo Unit held by the Corporation will remain issued and outstanding;
WHEREAS, as a result of the Merger, OpCo will be a direct, wholly owned subsidiary of the Corporation;
WHEREAS, immediately following the Merger Effective Time (the “Post-Merger Action Effective Time”), Management Holdings will distribute the Class A Common Stock received in the Merger to its members in complete redemption of their interests in Management Holdings pursuant to the Management Holdings LLC Agreement (the “Redemption”);
WHEREAS, the Corporation, OpCo, the TRA Party Representative and certain members of OpCo (as named therein) (collectively, the “TRA Parties”) have certain rights under that certain Tax Receivable Agreement (the “TRA Rights”), dated as of July 20, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “TRA”);
WHEREAS, in accordance with Section 7.6(b) of the TRA, subject to certain limitations, the TRA may be amended if approved in writing by the Corporation and by the TRA Parties who would be entitled to receive at least two-thirds of the total amount of the Early Termination Payments (as defined in the TRA as of the Execution Time) payable to all TRA Parties under the TRA if the Corporation had exercised its right of early termination on the date of the most recent Exchange (as defined in the TRA) prior to such amendment (excluding, for purposes of Section 7.6(b) of the TRA, all payments made to any TRA Party pursuant to the TRA since the date of such most recent Exchange (as defined in the TRA)) (the “TRA Amendment Threshold”);
WHEREAS, as of the date hereof, the Exchanging Parties, Management Holdings and the TRA Party Representative (collectively, the “TRA Party Signatories”) collectively hold 92.3% of the TRA Rights and, with the Corporation and OpCo, desire to amend the TRA to terminate the TRA and release the Corporation and OpCo from all obligations thereunder in exchange for a cash payment in accordance with the terms and upon the conditions of this Agreement (the actions described in all of the preceding whereas clauses, collectively, the “Corporate Simplification”);
WHEREAS, prior to the date hereof, the TRA Party Representative has provided to the Corporation the Early Termination Schedule (as defined below);
WHEREAS, this Agreement and the Corporate Simplification have been approved by a special committee of independent directors of the Corporation, which constitutes the TRA Disinterested Majority (as defined in the TRA) (the “Special Committee”); and
WHEREAS, any defined terms used in this Agreement that are not otherwise defined herein shall have the meanings provided for such defined terms in the TRA or, if not defined in the TRA, the OpCo LLC Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:
AGREEMENT
1.Corporate Simplification Transactions. The closing of the transactions contemplated by the Corporate Simplification (the “Closing”) shall take place via electronic exchange of documents on the date of execution of this Agreement (the “Closing Date”) in the following order.
(a)Exchanges. At the Exchange Time, in each case in accordance with the terms and subject to the conditions of Article XIV of the OpCo LLC Agreement and the applicable Exchange Notices, each of the Exchanging Parties shall be deemed to have delivered to the Corporation and OpCo their respective Exchange Notices. The Exchanging Parties, the Corporation and OpCo agree that the Exchange Date shall be deemed to be the Closing Date and, notwithstanding anything to the contrary in the OpCo LLC Agreement, the Exchanges shall be effective at the Exchange Time (and, to the extent necessary, Section 14.1(b)(iii) of the OpCo LLC Agreement is hereby amended such that such Exchanges shall be effective at the Exchange Time). The Exchanging Parties waive their right to retract the Exchange Notices pursuant to Section 14.1(a)(iii) of the OpCo LLC Agreement. This Agreement shall constitute a Direct Exchange Notice, and the Exchanging Parties agree that a Direct Exchange does not prejudice the ability of the parties to consummate a Direct Exchange on the Exchange Date. Accordingly, at the Exchange Time: (i) each Exchanging Party shall transfer to the Corporation its Retained OpCo Units, in the amounts set forth on Schedule 1 hereto (the aggregate number of Retained OpCo Units set forth on Schedule 1 hereto, the “Exchanged Number”), free and clear of all liens and encumbrances, other than those arising under the OpCo LLC Agreement or securities law and each Exchanging Party shall cease to be a Member of OpCo, (ii) the Corporation shall issue to each such Exchanging Party an equal number of shares of Class A Common Stock, free and clear of all liens and encumbrances, other than those arising under the Investor Rights Agreement or securities laws; and (iii) OFS shall surrender to the Corporation a number of Owned Class V Shares equal to the Exchanged Number, free and clear of all liens and encumbrances, other than those arising under the OpCo LLC Agreement or securities law. As a result of such Exchanges, immediately following the Exchange Time, the Corporation shall own approximately 94.7% of the outstanding OpCo Units, with the remaining OpCo Members holding the remaining Retained OpCo Units.
(b)Merger. At the Merger Effective Time,
(i)pursuant to and in accordance with the Merger Agreement, Merger Sub shall merge with and into OpCo, with OpCo surviving the Merger, and each outstanding Retained OpCo Unit held by any OpCo Member as of immediately prior to the Merger Effective Time will be canceled and converted automatically into the right to receive one validly issued, fully paid and non-assessable share of Class A Common Stock and each outstanding OpCo Unit held by the Corporation will remain issued and outstanding; and
(ii)OFS shall surrender to the Corporation the remainder of the outstanding Owned Class V Shares, free and clear of all liens and encumbrances, other than those arising under the OpCo LLC Agreement or securities law.
(iii)OpCo shall remain in existence after the Merger and shall be classified as a disregarded entity for U.S. federal income tax purposes under direct ownership of the Corporation pursuant to the terms and covenants provided in the Merger Agreement.
(c)Post-Merger Actions.
(i)At the Post-Merger Effective Time:
(A)Management Holdings shall affect the Redemption; and
(B)the TRA Amendment (as defined below) shall become effective (and the execution of this Agreement shall constitute approval in writing of the TRA Amendment by the Parties as of the Post-Merger Effective Time).
(ii)Promptly following the Post-Merger Effective Time:
(A)in accordance with the Management Holdings LLC Agreement, Management Holdings shall take the appropriate steps to wind up its business and dissolve, including by preparing and filing a plan of dissolution; and
(B)the Corporation shall take the appropriate steps to effect the retirement of all shares of Class V Voting Stock held in its treasury.
(iii)the Early Termination Payment (as defined in the TRA Amendment) shall be issued to the applicable TRA Parties at the times contemplated in the TRA Amendment.
(iv)At the TRA Termination Effective Time (as defined below), the TRA shall be terminated. For the avoidance of doubt, upon the payment of the Early Termination Payments (as defined in the TRA Amendment) to the TRA Parties by the Corporation, the TRA shall be considered terminated for purposes of Section 5.2 of the OpCo LLC Agreement.
2.Tax Receivable Agreement Amendment. Effective as of the Post-Merger Effective Time, the TRA shall be amended as follows (the “TRA Amendment”):
(a)Article I of the TRA shall be amended by inserting the following definitions in alphabetical order:

(A)“Aggregate Early Termination Payment” means $40,806,220.”
(B)““CSA” means that Corporate Simplification Agreement entered into as of April 28, 2026, by and among Corporate Taxpayer, OpCo, OppFi Management Holdings, LLC, a Delaware limited liability company, the TRA Party Representative, the Exchanging Parties (as defined therein), and OppFi Shares, LLC, a Delaware limited liability company.”
(C)““Early Termination Payment” in respect of a TRA Party shall be an amount equal to the result of: (1) the Aggregate Early Termination Payment multiplied by (2) the percentage set forth opposite such TRA Party’s name on a schedule provided by the TRA Party Representative to the Corporate Taxpayer specifying each TRA Party’s percentage ownership of the TRA Rights (the “Early Termination Schedule”).”
(D)““Early Termination Schedule” has the meaning set forth in the definition of Early Termination Payment.”
(E)““TRA Termination Effective Time” has the meaning set forth in Article IV.”
(b)Article I of the TRA shall be amended by deleting the following definitions:
(A)“Early Termination Date”
(B)“Early Termination Effective Date”
(C)“Early Termination Notice”
(D)“Early Termination Rate”
(E)“Material Objection Notice”
(c)Article IV of the TRA shall be amended by deleting such Article in its entirety and replacing it with the following text:
(A)“Section 4.1 Termination of Agreement
(B)(a) Payment of Early Termination Payment. The Corporate Taxpayer shall pay to each TRA Party its applicable Early Termination Payment in equal installments on May 8, 2026 and September 1, 2026; provided, that, if the Corporate Taxpayer’s acquisition of BNCCorp. Inc. will close prior to either such date, any such payment that would otherwise occur after such closing will be accelerated to occur immediately prior to such closing. Each such payment shall be made by wire transfer of immediately available funds to a bank account or accounts designated by such TRA Party, or as otherwise agreed by the Corporate Taxpayer and such TRA Party or, in the absence of such designation or agreement, by check mailed to the last mailing address provided by such TRA Party to the Corporate Taxpayer.
(C)(b) Termination of Agreement.    Effective upon receipt by the TRA Parties of the Early Termination Payment (which, in the case of an Early Termination Payment made by check, shall be deemed to occur when such check is deposited in the U.S. mail, postage prepaid) (the “TRA Termination Effective Time”), this TRA Agreement shall be automatically terminated in its entirety without any further action required by the Corporate Taxpayer, OpCo or any TRA Party, and all rights and obligations of the parties hereunder shall be immediately extinguished and no party hereto shall have any further rights or obligations hereunder other than the TRA Parties’ right to receive, and the Corporate Taxpayer’s obligation to pay, the Early Termination Payments; provided that Section 7.13 of this TRA Agreement shall survive to the extent necessary to support the releases and covenants contained in Section 3 of the CSA.
(D)(c) Operation of Agreement Pending TRA Termination Effective Time. Notwithstanding anything to the contrary contained in this TRA Agreement, from and after the time the amendment of this TRA Agreement first inserting this sentence becomes effective, the obligations of the Corporate Taxpayer contained in Article II of this TRA Agreement (including the obligation to deliver any Basis Schedule or Tax Benefit Schedule and the obligation to effect an election under Section 754 of the Code) and contained in Article III of this TRA Agreement (including the obligation to make any Tax Benefit Payment) shall terminate. For the avoidance of doubt, and notwithstanding anything to the contrary therein, Section 7.9 and Section 7.11 of this TRA Agreement shall be inapplicable to any payments required to be made under this Article IV.”
3.(d)    Section 7.1 of the TRA shall be amended by deleting such Section in its entirety and replacing it with the following text:
4.“Section 7.1 Notices. The provisions of Section 8 (Notices) of the CSA are incorporated herein by reference, mutatis mutandis.”
(a)Section 7.6(b) of the TRA shall be amended by adding the following sentence at the end thereof:
(b)“Notwithstanding anything to the contrary herein, no provision of this TRA Agreement may be amended, or waived by the Corporate Taxpayer, unless such amendment or waiver is approved by an Independent Committee (as defined in the CSA).”
5. 3. Mutual Release.
(a)Release by TRA Parties. Notwithstanding anything in the TRA or OpCo LLC Agreement to the contrary (including Section 4.1 of the TRA (as in effect prior to the TRA Amendment)), the TRA Representative and the TRA Party Signatories, on behalf of themselves and their controlled Affiliates and their respective successors and assigns, and with respect to the TRA Representative on behalf of the TRA Parties who are not TRA Party Signatories pursuant to

Section 7.13 of the TRA (collectively, the “TRA Party Releasing Parties”), hereby (i) agree that the payment of the Early Termination Payment due to such TRA Party under Article IV of the TRA (as amended by the TRA Amendment) shall constitute the full satisfaction of any and all amounts or other payment obligations to which such TRA Party was, is or would be entitled under the TRA, and the Corporation and OpCo shall be automatically released from any other obligation to make payments to such TRA Party pursuant to the TRA and (ii) irrevocably waive, acquit, remise, discharge and forever release each of the Corporation, OpCo, each of their respective Affiliates, and their respective successors, equityholders, directors, managers, officers and employees (collectively, the “Corporation Released Parties”) from and against (x) all liabilities and obligations of any kind or nature whatsoever arising with respect to the TRA (including as amended by the TRA Amendment), whether absolute or contingent, liquidated or unliquidated, known or unknown, matured or unmatured or determined or determinable, and whether arising under any applicable law, contract, agreement, arrangement, commitment, undertaking or understanding, whether written or oral or otherwise at law or in equity and (y) any claims with respect to, in connection with, or arising out of, the calculation, determination or amount of the Early Termination Payment or any other amount paid or payable under the TRA prior to the date of this Agreement (including any amounts previously due and payable but unpaid as of the date of this Agreement and any amounts due for any Taxable Year ending prior to, with or including the Early Termination Date), in each case, except for such TRA Party’s right to receive the Early Termination Payment pursuant to the TRA Amendment and such TRA Party’s other rights under this Agreement. Each TRA Party Releasing Party, on behalf of itself and its controlled Affiliates and their respective successors and assigns, and with respect to the TRA Representative on behalf of the TRA Parties who are not TRA Party Signatories pursuant to Section 7.13 of the TRA, further covenants that it shall not institute or participate in any administrative proceeding, suit or action, at law or in equity, against any Corporation Released Party by reason of any claim released in this Section 3(a). It is understood and agreed that the Corporation Released Parties may plead and invoke the releases provided in this Agreement as a defense to any claims released in this Section 3 brought by any TRA Party Releasing Party.
(b)Release by the Corporation and OpCo. Notwithstanding anything in the TRA or the OpCo LLC Agreement to the contrary (including Article IV of the TRA), each of the Corporation and OpCo (the “Corporate Releasing Parties”), on behalf of itself and its controlled Affiliates and their respective successors and assigns, hereby irrevocably waives, acquits, remises, discharges and forever releases each of the TRA Parties, each of their respective Affiliates, and their respective successors, equityholders, directors, managers, officers and employees (collectively, the “TRA Party Released Parties”) from and against all liabilities and obligations of any kind or nature whatsoever arising with respect to the TRA, whether absolute or contingent, liquidated or unliquidated, known or unknown, matured or unmatured or determined or determinable, and whether arising under any applicable law, contract, agreement, arrangement, commitment, undertaking or understanding, whether written or oral or otherwise at law or in equity, and each Corporate Releasing Party, on behalf of itself and its controlled Affiliates and their respective successors and assigns, further covenants that it shall not institute or participate in any administrative proceeding, suit or action, at law or in equity, against any TRA Party Released Party by reason of any claim released in this Section 3(b), in each case, except for such Corporate Releasing Party’s rights under this Agreement. It is understood and agreed that the TRA Party Released Parties may plead and invoke the releases provided in this Amendment as a defense to any claims released in this Section 3 brought by any Corporate Releasing Party.
(c)Effective Time. The releases and covenants in this Section 3 shall be effective upon, and only upon, the Post-Merger Effective Time.

6. 4. Representations, Warranties and Covenants by the Parties.
(a)Representations By Each Party: Each of the Parties represents and warrants to the other Parties hereto as follows (which representations and warranties shall survive until the expiration of the applicable statute of limitations):
(i)Authorization of the Agreement. If such Party is an entity, such Party has all requisite power and authority (corporate or otherwise) to execute and deliver this Agreement and to perform its obligations hereunder. If such Party is an entity, the execution and delivery by such Party of this Agreement and the performance by such Party of this Agreement and the consummation by such Party of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Party. This Agreement has been duly and validly executed and delivered by such Party and constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, or similar laws, legal requirements and judicial decisions from time to time in effect which affect creditors’ rights generally.
(ii)Non-contravention. Neither the execution and delivery by such Party of this Agreement, nor the consummation by such Party of the transactions contemplated hereby, will (i) if such Party is an entity, conflict with or violate any provision of the organizational documents of such Party, (ii) require on the part of such Party any notice to or filing with, or any permit, authorization, consent or approval of, any governmental entity or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Party or any of its properties or assets.
(iii)No Additional Representations. Such Party acknowledges that no Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Corporation or Opco furnished or made available to such Party and its representatives in connection with entering into this Agreement except as expressly set forth in this Agreement. SUCH PARTY EXPRESSLY WARRANTS THAT HE, SHE, OR IT HAS CAREFULLY READ THIS AGREEMENT (INCLUDING THIS DISCLAIMER OF RELIANCE SET FORTH IN APPROPRIATELY CONSPICUOUS LANGUAGE) AND ANY EXHIBITS ATTACHED TO THIS AGREEMENT, UNDERSTANDS THEIR CONTENTS, AND SIGNS THIS AGREEMENT AS HIS, HER, OR ITS OWN FREE ACT. EACH PARTY EXPRESSLY WARRANTS THAT NO PROMISE OR AGREEMENT WHICH IS NOT HEREIN EXPRESSED HAS BEEN MADE TO HIM, HER, OR IT IN EXECUTING THIS AGREEMENT, AND THAT HE, SHE, OR IT IS NOT RELYING UPON (INDEED, EXPRESSLY DISCLAIMS RELIANCE UPON) ANY SUCH STATEMENT OR REPRESENTATION. EACH PARTY AGREES THIS IS AN ARM’S-LENGTH TRANSACTION AND SUCH PARTY IS RELYING SOLELY ON HIS, HER, OR ITS OWN JUDGMENT, AND SUCH PARTY HAS BEEN REPRESENTED BY, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY, LEGAL COUNSEL IN THIS MATTER, AS WELL AS TO CONSULT WITH ANY FINANCIAL, TAX OR OTHER ADVISORS. ANY PARTY WHO IS UNREPRESENTED COVENANTS THAT HE, SHE, OR IT HAS READ THE ENTIRE CONTENTS OF THIS AGREEMENT IN FULL, AND IS AWARE OF THE LEGAL CONSEQUENCES OF THIS AGREEMENT. EACH PARTY AGREES THAT THIS DISCLAIMER IS AN EFFECTIVE DISCLAIMER OF RELIANCE UNDER DELAWARE LAW.

(b)Representations By Each Exchanging Party: Each Exchanging Party represents and warrants to each other Party that such Exchanging Party is the owner of the number of Retained OpCo Units subject to such Exchanging Party’s Exchange Notice, and that such Retained OpCo Units are not subject to any liens or restrictions on transfer (other than restrictions imposed by the OpCo LLC Agreement, the charter and governing documents of the Corporation and applicable law); and
(c)Representations by Each TRA Party Signatory: Each TRA Party Signatory represents and warrants to each other Party that the TRA Party Signatories collectively satisfy the TRA Amendment Threshold and that, assuming the Corporation approves the TRA Amendment in writing by executing this Agreement, such TRA Party Signatories have the power and authority to effect the TRA Amendment without the approval of any other TRA Party.
(d)Representations By OFS: OFS represents and warrants to each other Party that OFS is the owner of all Owned Class V Shares, and that such Owned Class V Shares are not subject to any liens or restrictions on transfer (other than restrictions imposed by the charter and governing documents of the Corporation and applicable law).
7. 5. Further Assurances. If any further action is reasonably necessary to carry out the intent and purpose of this Agreement, then each Party shall take such further action (including the execution and delivery of further documents) as any other Party reasonably requests to carry out such purpose, including executing any agreement or providing additional information, documents and other materials for purposes of preparing any financial statement, preparing any tax return or contesting or defending any audit, examination or controversy in connection with the transactions contemplated by this Agreement.
8. 6. Public Disclosures. In connection with the execution of this Agreement, the Corporation shall issue the press release mutually agreed to by the Parties prior to the execution of this Agreement regarding the transactions contemplated herein, and thereafter no Party shall issue a separate press release or make any other public announcement or disclosure regarding the transactions contemplated herein without the prior written approval of the other Parties (not to be unreasonably withheld, conditioned or delayed and which approval may be provided by the TRA Party Representative on behalf of all TRA Party Signatories). Nothing in this Agreement shall limit a Party’s ability to make such disclosures regarding this Agreement or the transactions contemplated by this Agreement (including, without limitation, filing this Agreement with the Securities and Exchange Commission, or any other comparable foreign, domestic, state and local securities regulatory authority to which the Corporation is subject), in each case, to the extent required or deemed appropriate by such Party, taking into account the advice of such Party’s outside counsel, or to comply with applicable law, including federal securities laws, rules or regulations or the requirements of any exchange on which a Party’s (or its Affiliate’s) securities may be listed, quoted or traded, provided such Party allows the other Parties reasonable time to review and suggest comments on any such disclosure prior to the issuance thereof.
9. 7. Tax Matters. The Parties agree to treat, for U.S. federal and other applicable tax purposes, (i) the Exchanges and the Merger (x) as to the Corporation, as a taxable purchase of assets and (y) as to other members of Opco, as a sale of partnership interests in Opco in a manner consistent with Revenue Ruling 99-6, 1999-1 C.B. 432, Situation 2, and (ii) Opco’s status as a partnership to have terminated pursuant to Section 708(b)(1) of the Code as a result of the transactions contemplated by this Agreement on the Closing Date (the foregoing clauses (i) and (ii), the “Intended Tax Treatment”). The Parties agree to file all tax returns and take all tax positions consistently with the Intended Tax Treatment, except as required by a “determination” within the meaning of Section 1313(a) of the Code, or other corresponding provision of applicable law. The Corporation shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as the Corporation is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so deducted and withheld and paid over to the appropriate taxing authority by the Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made. The TRA Party Signatories, on the one hand, and the Corporation and OpCo, on the other hand, shall promptly provide each other with such additional information and assistance as reasonably requested by the other Parties in connection with tax reporting matters relating to the payments contemplated by this Agreement.
10. 8. Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with non-automated confirmation of receipt) prior to 5:00 p.m. Eastern Time on a Business Day and, if otherwise, on the next Business Day, or (b) when delivered (or, if delivery is refused, upon presentment) by reputable overnight express courier (charges prepaid) or certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 8, notices, demands and other communications shall be sent to any TRA Party Signatory, to the address set forth below such TRA Party Signatory’s name on the signature pages below and, if to the Corporation, OpCo or Management Holdings, to the addresses indicated below:
    OppFi Inc.
    130 E. Randolph Street, Suite 3400
Chicago, IL 60601
Attention: Marv Gurevich
Email: mgurevich@oppfi.com

with a copy, in any case, to:
Sidley Austin LLP
830 Brickell Plaza, Suite 4300
Miami, FL 33131
Attention: Joshua M. Samek
Email: jsamek@sidley.com

11. 9. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
12. 10. Miscellaneous.
(a)Entire Agreement; No Third Party Beneficiaries. This Agreement (together with all Exhibits and Schedules to this Agreement) contains the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter in any way. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(b)Assignment. No Party may assign all or any portion of its rights or obligations under this Agreement to any Person without the prior written approval of the Special Committee (or another committee comprised of “disinterested directors” (as defined in Section 144 of the General Corporation Law of the State of Delaware) (the Special Committee or such other committee, an “Independent Committee”)) and, in the case of an assignment by the Corporation or OpCo, the prior written approval of the TRA Party Representative. Any purported assignment in violation of the terms of this Section 10(b) shall be null and void. Except as otherwise specifically provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, permitted assigns, heirs, executors, administrators and legal representatives.
(c)Amendment; Waiver. No provision of this Agreement may be amended unless such amendment is approved in writing by each party hereto (in the case of the Corporation, with such amendment approved by an Independent Committee). No provision of this Agreement may be waived unless such waiver is in writing and signed by the Party providing such waiver (in the case of the Corporation, with such waiver approved by an Independent Committee).
(d)Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL (OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH LEGAL COUNSEL), AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING, IF APPLICABLE, CONSULTATION WITH LEGAL COUNSEL.
(e)The provisions of Section 7.4 (Governing Law), 7.5 (Severability), 7.7 (Interpretation) and 7.8(b) (other than the reference to Section 7.9 of the TRA contained therein) (Waiver of Jury Trial; Jurisdiction) of the TRA are incorporated herein by reference, mutatis mutandis and such incorporation shall survive termination of the TRA pursuant to the TRA Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Corporation Simplification Agreement as of the date hereof.

CORPORATION:

OPPFI INC.

By: /s/ Pamela Johnson
Name: Pamela Johnson
Title: Chief Financial Officer

OPCO:

OPPORTUNITY FINANCIAL, LLC
By: OppFi Inc., its manager

By: /s/ Pamela Johnson
Name: Pamela Johnson
Title: Chief Financial Officer

MANAGEMENT HOLDINGS:

OPPFI MANAGEMENT HOLDINGS, LLC
By: OppFi Inc., its manager

By: /s/ Pamela Johnson
Name: Pamela Johnson
Title: Chief Financial Officer

[Signature Page to Corporate Simplification Agreement]

OFS:

OPPFI SHARES, LLC

By: /s/ Todd G. Schwartz
Name: Todd G. Schwartz
Title: Chief Executive Officer

TRA HOLDER REPRESENTATIVE:

/s/ Todd G. Schwartz
Name: Todd G. Schwartz

EXCHANGING PARTIES: TGS CAPITAL GROUP, LP
By: TGS GP, LLC, its General Partner
By: /s/ Todd G. Schwartz
Name: Todd G. Schwartz
Title: Manager
TGS MCS CAPITAL GROUP LP
By: TGS GP, LLC, its General Partner
By: /s/ Todd G. Schwartz
Name: Todd G. Schwartz
Title: Manager

[Signature Page to Corporate Simplification Agreement]

LTHS CAPITAL GROUP LP By: TCS Capital Management Group LLC, its General Partner
By: /s/ Theodore G. Schwartz
Name: Theodore G. Schwartz
Title: Manager

LTHS REVOCABLE TRUST

By: /s/ Theodore G. Schwartz
Name: Theodore G. Schwartz
Title: Sole Trustee

[Signature Page to Corporate Simplification Agreement]

RAMBLE CAPITAL GROUP, LP By: TD Ward Capital Management, LLC, its General Partner

By: /s/ Tracy Ward
Name: Tracy Ward
Title: Manager

RAMBLE MCS CAPITAL GROUP LP By: TD Ward Capital Management, LLC, its General Partner

By: /s/ Tracy Ward
Name: Tracy Ward
Title: Manager

[Signature Page to Corporate Simplification Agreement]

DAV 513 REVOCABLE TRUST

By: /s/ David Vennettilli
Name: David Vennettilli
Title: Trustee
[Signature Page to Corporate Simplification Agreement]

Exhibit A
Merger Agreement
See attached.
Exhibit A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of April 28, 2026 by and among Oak Merger Sub 1, LLC, a Delaware limited liability company (“Merger Sub”), OppFi Inc., a Delaware corporation (“Parent”), Opportunity Financial, LLC, a Delaware limited liability company (the “Company” and, after the Effective Time (as defined in Section 1.1 hereof), the “Surviving Entity”), OppFi Shares, LLC, a Delaware limited liability company (“OFS”), and OppFi Management Holdings, LLC, a Delaware limited liability company (“Management Holdings”).
WHEREAS, Merger Sub is a limited liability company duly formed and validly existing under the laws of the State of Delaware;
WHEREAS, the Company is a limited liability company duly formed and validly existing under the laws of the State of Delaware;
WHEREAS, on the date hereof, Parent, OpCo, Management Holdings, OFS, and certain other persons entered into a Corporate Simplification Agreement (the “CSA”, with capitalized terms used but not defined herein having the meanings ascribed to them in the CSA);
WHEREAS, (a) Merger Sub is a direct, wholly owned subsidiary of Parent, formed for the sole purpose of the Merger (as defined below), (b) Parent is the managing member of the Company and, as managing member, holds a portion of the Class A Common Units of the Company (“OpCo Units”), with the remaining OpCo Units (the “Retained OpCo Units”) held by Management Holdings, and the other members of OpCo (the “Legacy Members”) named in the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of July 20, 2021 (as amended, the “Company LLCA”), (c) OFS holds a voting interest in Parent through its ownership of all issued and outstanding shares of Class V common stock, par value $0.0001 per share, of Parent (“Class V Voting Stock”), in an amount equal to the number of Retained OpCo Units (the “Owned Class V Shares”), (d) at the Exchange Time, certain Legacy Members exchanged certain of the then-outstanding Retained OpCo Units (the aggregate number of Retained OpCo Units so exchanged, the “Exchanged Number”) for shares of Class A common stock, par value $0.0001 per share, of Parent (“Parent Class A Common Stock”), pursuant to the Company LLCA (the “Exchange”), and concurrently therewith OFS surrendered to Parent a number of Owned Class V Shares equal to the Exchanged Number, free and clear of all liens and encumbrances, other than those arising under the Company LLCA or securities law; and (e) in connection with the foregoing, Parent and the Company have determined to simplify the corporate structure and eliminate the “Up-C” structure in accordance with the terms and upon the conditions of the CSA;
WHEREAS, subject to the terms and conditions hereof, at the Closing (but in any event, after the Exchange Time), among other things, the parties hereto intend to effect a merger of Merger Sub with and into the Company in accordance with this Agreement, the CSA, the Company LLCA and the Delaware Limited Liability Company Act (the “Act”), pursuant to which, among other things, (a) Merger Sub will merge with and into the Company, with the Company as the surviving entity (the “Merger”), resulting in the Company becoming a direct, wholly owned subsidiary of Parent, (b) each Retained OpCo Unit that is issued and outstanding as of immediately prior to the Effective Time and held by Management Holdings and the Legacy Members (other than, for the avoidance of doubt, any Legacy Members who have effected an Exchange) shall, at the Effective Time, be canceled, shall cease to exist and shall no longer be outstanding and shall be converted automatically into the right to receive one validly issued, fully paid and non-assessable share of Parent Class A Common Stock issued by Parent in accordance with the terms of this Agreement, and (c) the OpCo Units that are issued and outstanding immediately prior to the Effective Time and held by Parent shall, at the Effective Time, remain issued and outstanding, and in connection with which OFS shall, pursuant to the CSA, surrender to Parent the remainder of the outstanding Owned Class V Shares (the “Remaining Owned Class V Shares”), free and clear of all liens and encumbrances, other than those arising under the Company LLCA or securities law (with all Owned Class V Shares to be retired promptly following the Post-Merger Effective Time) (the transactions contemplated by this Agreement, including the Merger, the “Transactions”);
WHEREAS, at the Post-Merger Effective Time, in accordance with the Limited Liability Company Agreement of Management Holdings, dated as of July 20, 2021 (the “Management Holdings LLCA”), Management Holdings shall distribute to its members, in full redemption of their respective interests in Management Holdings, the Parent Class A Common Stock issued to Management Holdings in connection with the Merger (the “Redemption”);
WHEREAS, the applicable board of managers or directors, special committee of independent directors, managing member or other governing body, as applicable, of each of Merger Sub, the Company, Parent and Management Holdings have approved and declared advisable the entry into this Agreement and the consummation of the Transactions and the Redemption, upon the terms and subject to the conditions hereof and in accordance with the Act; and
WHEREAS, all conditions precedent to the Merger have been, or prior to the Effective Time will be, satisfied.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties, intending to be legally bound, hereby agree as follows:
13.
ARTICLE I

MERGER; CLOSING

Section 1.1    Merger; Effective Time. At the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger, substantially in the form attached hereto as Exhibit A, with the Secretary of State of the State of Delaware (the “Certificate of Merger”), in such form as required by, and executed in accordance with, Section 18-209 of the Act (the date and time of the filing with the Secretary of State of the State of Delaware, or, if another later date and time is specified in the Certificate of Merger, such specified later date and time, being the “Effective Time”). In no event shall the Effective Time occur prior to or at the Exchange Time.
Section 1.2     Effect of the Merger.
(a)Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Company LLCA, and the applicable provisions of the Act. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all of the rights, privileges and powers of Merger Sub, and all property, real, personal and mixed, and all debts due to Merger Sub, as well as other things and causes of action belonging to

Merger Sub, shall be vested in the Surviving Entity, and shall thereafter be the property of the Surviving Entity as they were of Merger Sub, and the title to any real property vested by deed or otherwise in Merger Sub shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon the property of Merger Sub shall be preserved unimpaired, and all debts, liabilities and duties of Merger Sub shall thenceforth attach to the Surviving Entity, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. In addition, at the Effective Time, by virtue of the Merger and without any action on the part of any party, all of the limited liability company interests of Merger Sub shall be cancelled for no consideration, shall cease to exist and shall no longer be outstanding, and Parent shall continue the Company without dissolution.
(b)Retained OpCo Units Held by Management Holdings and Legacy Members. At the Effective Time, by virtue of the Merger and without any action on the part of any party, each Retained OpCo Unit that is issued and outstanding immediately prior to the Effective Time and held by Management Holdings and the Legacy Members (other than, for the avoidance of doubt, any Legacy Members who have effected an Exchange) shall, at the Effective Time, be cancelled, shall cease to exist and shall no longer be outstanding and shall be converted into (and upon such conversion pursuant to this Section 1.2(b) shall have no further rights with respect thereto) the right to receive one share of Parent Class A Common Stock. Management Holdings and each Legacy Member of the Company shall, at the Effective Time and without any action on the part of any person, cease to be a member of the Company. The Parent Class A Common Stock payable with respect to the Retained OpCo Units converted pursuant to this Section 1.2(b) will continue to have, and be subject to, the same terms and conditions relating thereto as in effect immediately prior to the Effective Time.
(c)OpCo Units Held in Treasury or Owned. At the Effective Time, by virtue of the Merger and without any action on the part of any party, any OpCo Units that are held in the treasury of the Company immediately prior to the Effective Time shall be retired and extinguished without any conversion thereof, and no payment shall be made with respect thereto. At the Effective Time, the Company shall have taken all actions necessary to effectuate this Section 1.2(c) in accordance with the Company LLCA.
(d)OpCo Units Held by Parent. At the Effective Time, by virtue of the Merger and without any action on the part of any party, any OpCo Units that are held by Parent immediately prior to the Effective Time shall remain so issued and outstanding and no payment shall be made with respect thereto. As a result of the Merger, Parent shall own 100% of the OpCo Units and the Company shall be a direct, wholly owned subsidiary of Parent.
(e)Class V Common Stock Held by OFS. Pursuant to the CSA, at the Effective Time, OFS shall surrender to Parent the Remaining Owned Class V Shares, free and clear of all liens and encumbrances, other than those arising under the Company LLCA or securities laws.
Section 1.3     Distribution and Redemption. At the Post-Merger Effective Time, in accordance with the Management Holdings LLCA, Management Holdings shall effectuate the Redemption.
Section 1.4    Further Assurances. If at any time after the Effective Time the Surviving Entity shall consider or be advised that any further assignments, conveyances or assurances in law are necessary or desirable to carry out the provisions hereof, the proper officers, members, managers, partners, attorneys-in-fact or other agents of the Company or Merger Sub shall execute and deliver any and all proper deeds, assignments and assurances in law, and do all such additional things, as are necessary or proper to carry out the provisions hereof.
14.ARTICLE II
15.CERTIFICATE OF FORMATION AND OPERATING AGREEMENT
Section 2.1    Certificate of Formation. The Certificate of Formation of the Company shall, at the Effective Time, constitute the Certificate of Formation of the Surviving Entity until the same shall be properly altered, amended or repealed.
Section 2.2    Company LLCA. The Company LLCA as in effect immediately prior to the Effective Time shall be and constitute the limited liability company agreement of the Surviving Entity until the same shall be properly altered, amended or repealed.
16.ARTICLE III
17.TERMINATION
Section 3.1    Termination. At any time prior to the filing, which may differ from the Effective Time, of the Certificate of Merger with the Secretary of State of the State of Delaware, the managing member of the Company or the board of managers of Merger Sub may terminate or abandon this Agreement.
18.ARTICLE IV
19.MISCELLANEOUS
Section 4.1     Amendments. At any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, Parent, the Company, OFS, Management Holdings and Merger Sub may amend, modify or supplement this Agreement in such manner as they may mutually determine; provided, however, that no such amendment, modification or supplement shall alter or change any term of the Certificate of Formation or the Company LLCA, except as provided herein.

Section 4.2     Severability. Whenever possible, each provision hereof (or part thereof) shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof (or part thereof) or the application of any such provision (or part thereof) to any person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision (or part thereof) shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions hereof. Furthermore, in lieu of such illegal, invalid or unenforceable provision (or part thereof), the parties shall substitute in good faith as a part hereof a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision (or part thereof) as may be possible.

(a)Section 4.3    Entire Agreement; No Third-Party Beneficiaries. This Agreement (together with all Exhibits to this Agreement) contains the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter in any way. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 4.4    Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL (OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH LEGAL COUNSEL), AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING, IF APPLICABLE, CONSULTATION WITH LEGAL COUNSEL.
* * *

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

OPPFI INC.
By: Name: Pamela Johnson Title: Chief Financial Officer
OPPORTUNITY FINANCIAL, LLC
By: OppFi Inc., its manager By: Name: Pamela Johnson Title: Chief Financial Officer

OAK MERGER SUB 1, LLC
By: Name: Pamela Johnson Title: Chief Financial Officer

[Signature Page to Agreement and Plan of Merger]

OPPFI MANAGEMENT HOLDINGS, LLC
By: OppFi Inc., its manager By: Name: Pamela Johnson Title: Chief Financial Officer
OPPFI SHARES, LLC
By: Name: Todd Schwartz Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]